EXHIBIT 21.1

Subsidiaries of the Registrant as of December 31, 2019

1.	Dubuque Bank and Trust Company, an Iowa state bank with its main office located in Dubuque, Iowa

1a.	DB&T Insurance, Inc., a multi-line insurance company

1a1.	Heartland Financial USA, Inc. Insurance Services, an insurance company with a primary purpose of providing online insurance services

1b.	DB&T Community Development Corp., a community development company with a primary purpose of partnering in low-income housing and historic rehabilitation projects

2.	Illinois Bank & Trust, an Illinois state bank with its main office located in Rockford, Illinois

3.	Wisconsin Bank & Trust, a Wisconsin state bank with its main office located in Madison, Wisconsin

4.	New Mexico Bank & Trust, a New Mexico state bank with its main office located in Albuquerque, New Mexico

5.	Arizona Bank & Trust, an Arizona state bank with its main office located in Phoenix, Arizona

6.	Rocky Mountain Bank, a Montana state bank with its main office located in Billings, Montana

7.	Citywide Banks, a Colorado state bank with its main office located in Denver, Colorado

8.	Minnesota Bank & Trust, a Minnesota state bank with its main office located in Edina, Minnesota

9.	Bank of Blue Valley, a Kansas state bank with its main office located in Oveland Park, Kansas

10.	Premier Valley Bank, a California state bank with its main office located in Fresno, California

11.	First Bank & Trust, a Texas state bank with its main office located in Lubbock, Texas

11a.	PrimeWest Mortgage Corporation, a mortgage company with the primary purpose of originating, selling and servicing residential mortgage loans

12.	Citizens Finance Parent Co., a consumer finance company

12a.	Citizens Finance Co., a consumer finance company with offices in Iowa and Wisconsin

12b.	Citizens Finance of Illinois Co., a consumer finance company with offices in Illinois

13.	Heartland Financial Statutory Trust IV

14.	Heartland Financial Statutory Trust V

15.	Heartland Financial Statutory Trust VI

16.	Heartland Financial Statutory Trust VII

17.	Morrill & Janes Statutory Trust I

18.	Morrill & Janes Statutory Trust II

19.	Sheboygan Statutory Trust I

20.	CBNM Capital Trust I

21.	Citywide Capital Trust III

22.	Citywide Capital Trust IV

23.	Citywide Capital Trust V

24.	OCGI Statutory Trust III

25.	OCGI Capital Trust IV

26.	BVBC Capital Trust II

27	BVBC Capital Trust III

28.	Heartland Community Development Inc., a property management company with a primary purpose of holding and managing nonperforming assets